Execution version The linked image cannot be displayed. The file may have been moved, renamed, or deleted. Verify that the link points to the correct file and location. Our ref. 315314-JAS STRICTLY CONFIDENTIAL SHARE PURCHASE AGREEMENT Kolding Copenhagen Hamburg

TABLE OF CONTENTS 1. Definitions, schedules and interpretation ................................................................. 4 2. The subject-matter of the Agreement and Effective Date ...................................... 10 3. Signing ..................................................................................................................... 11 4. Shareholders’ and Option Agreement and transfer of Charity Obligation .............. 11 5. The Purchase Price and its payment ....................................................................... 13 6. Conditions ............................................................................................................... 13 7. Preparation of Closing ............................................................................................. 14 8. Closing of the Transaction ....................................................................................... 15 9. Post Closing ............................................................................................................. 17 10. The Purchaser's examinations ................................................................................. 18 11. The Seller’s Representations and Warranties ......................................................... 18 12. The Seller’s Specific Indemnities ............................................................................. 18 13. The Purchaser's Representations and Warranties .................................................. 20 14. Indemnification ....................................................................................................... 22 15. Restrictive covenant ................................................................................................ 27 16. Other provisions ...................................................................................................... 28 17. Disputes ................................................................................................................... 32 Page 2

List of schedules: Schedule 2.3 Group structure Schedule 3.1.1(1) Evidence pertaining to the Seller’s execution of the Agreement Schedule 3.1.2(1) Evidence pertaining to the Buyer’s execution of the Agreement Schedule 2.5.1(a) Asset Purchase Agreement Schedule 2.5.1(b) Copy of current license agreement with TAK Schedule 2.5.2 Shared Services Agreements Schedule 4.1.2 Heads of terms for the Shareholders’ and Option Agreement Schedule 7.2 Minutes of extraordinary general meeting for the conversion of the Company and Aktieselskabet af 5/12 2018 from public limited companies into private limited companies Schedule 10.1 A list of the Due Diligence Documentation Schedule 11.1 Seller’s Representations and Warranties Page 3

SHARE PURCHASE AGREEMENT On 8 October 2019, Nine United A/S Company reg. no. (CVR) 25 93 44 58 Havnen 1 8700 Horsens Denmark (hereinafter the “Seller”) and Herman Miller Holdings Limited Corporation registration No. 7200056 5th Floor, 9-10 Market Place London, W1W 8AQ United Kingdom (hereinafter the “Purchaser”) have entered into the following share purchase agreement regarding the transfer of shares in Hay A/S, company reg. no. (CVR) 26 79 99 45, to the Purchaser on the terms and conditions set out below: 1. Definitions, schedules and interpretation 1.1 For the purposes of this Agreement, the following terms and expressions have the following meanings: 1.1.1 Agreement means this share purchase agreement and its Schedules. 1.1.2 Annual Reports means the annual reports of the Companies for the financial years 2015/16 – 2018/19 to the extent such accounts have been prepared. 1.1.3 Asset Purchase Agreement has the meaning set forth in Clause 2.5.1. 1.1.4 Banking Day means a day where the banks in Copenhagen and London are generally open for the public for ordinary banking business (other than for internet banking only). Page 4

1.1.5 Breach means in relation to (i) the Seller’s Representations and Warranties; that one of the Seller’s Representations and Warranties turns out to be incorrect or not fulfilled, (ii) the Seller’s Specific Indemnities; that an event, Claim, Loss or the like covered by one of the Seller’s Specific Indemnities occurs, (iii) the Purchaser’s Representations and Warranties; that one of the Purchaser’s Representations and Warranties turns out to be incorrect or not fulfilled, or (iv) other provisions in the Agreement; any other failure to meet the obligations of a Party under the Agreement. 1.1.6 Charity Release Agreement has the meaning set forth in Clause 4.2.1(1). 1.1.7 Charity Obligation has the meaning set forth in Clause 4.2.1. 1.1.8 Claim means a claim for indemnification by either Party against the other Party resulting from a Breach. 1.1.9 Claim Notice has the meaning set forth in Clause 14.5.1. 1.1.10 Clause means a clause included in this Agreement. 1.1.11 Closing means the consummation of the Transaction through the Parties’ exchange of their respective deliveries and fulfilment of their respective obligations as set out in Clause 8, i.e. the Effective Date. 1.1.12 Companies means the Company and its following subsidiaries: • HAY Norway AS, company reg. no. 994 085 522 (org. no.), Josefines gate 23, 0351 Oslo, Norway (of which the Company owns seventy (70)% of the share capital); • HAY STUDIO UK Ltd., company reg. no. 08124288, 34 Queen Annes Gate, London, SW1H 9AB, England; • Aktieselskabet af 5/12 2018, company reg. no. 40 10 53 01, Havnen 1, 8700 Horsens, Denmark; and • HAR AS, company reg. no. 922 149 909, Josefine Gate 23, 0351 Oslo, Norway. 1.1.13 Company means Hay A/S, company reg. no. (CVR) 26 79 99 45, Havnen 1, 8700 Horsens, Denmark. For the record it is noted that the Parties contemplate converting the Company from a public limited company into a private limited company before Closing, cf. Clause 7.2. Page 5

1.1.14 Confidential Information has the meaning set forth in Clause 16.5.1. 1.1.15 Contract means any contract, agreement, binding arrangement or commitment, to which any of the Companies is a party. 1.1.16 Corporate Documents means memorandum of association, articles of association, rules of procedure for the board of directors and any similar corporate documents. 1.1.17 Dantzer has the meaning set forth in Clause 4.1.1. 1.1.18 DKK means Danish Kroner, the lawful currency of Denmark. 1.1.19 Due Diligence Documentation means the material listed in Schedule 10.1 with accompanying USB stick. 1.1.20 Effective Date means 2 December 2019 or the later date as may be agreed between the Parties. 1.1.21 Fiedler has the meaning set forth in Clause 4.1.1. 1.1.22 First Transaction has the meaning set forth in Clause 4.2.1. 1.1.23 Fundamental Representations and Warranties means the Seller’s Representations and Warranties specified in clauses 1 (Matters relating to company law; Capacity) and 2 (The Shares) of Schedule 11.1. 1.1.24 Governmental Authority means any state, government, government department, ministry, commission, council, board, bureau, agency, court, municipality, district or other judicial, administrative, regulatory or legislative authority in Denmark, the European Union, or any other jurisdiction in which the Companies and the NewCos carry on its business or activities. 1.1.25 Holdingselskabet means Holdingselskabet af 1/7 2007 ApS, company reg. no (CVR) 30 70 87 17. 1.1.26 Intellectual Property Rights and IPR mean patents, utility models, trademarks (registered or unregistered), other business logos, domain names and design rights, know-how, trade secrets and other intellectual property rights owned or used by the Companies or the NewCos. Page 6

1.1.27 Interest means an annual rate of interest of 1.5 percentage points above 3 month CIBOR as published by the Nasdaq Copenhagen A/S at 11:00 (CET) on the Effective Date calculated on the basis of the actual number of days elapsed and 365 days in the year. 1.1.28 Leakage means, except for any Permitted Leakage, any dividend, other payment, other financial advantage or distribution (whether in cash or in kind) declared, paid or made by the Companies and/or the NewCos to or for the benefit of the Seller and/or any of Seller’s Related Parties. 1.1.29 Loss means any documented loss, claim, liability, cost or expense recoverable under the laws of Denmark, except for indirect and/or consequential losses, e.g. loss of goodwill and loss of profit etc. However, losses for the Purchaser due to the Companies and/or the NewCos suffering losses that would normally be considered indirect and/or consequential losses for the Companies and/or the NewCos (e.g. loss of the Companies’ goodwill and loss of profit), including reasonable external costs and expenses related to the recovery of such loss, shall be considered as a direct loss. 1.1.30 Maximum Limit has the meaning set forth in Clause 14.3.2. 1.1.31 Minimum Limit has the meaning set forth in Clause 14.3.1. 1.1.32 NewCos means the Danish and foreign wholly owned subsidiaries which are currently in the process of formation for the purpose of aquirering the right to market and sell products under the Company’s brand under the Asset Purchase Agreement. 1.1.33 Party means the Purchaser and/or the Seller, and the Parties means the Purchaser and the Seller collectively. 1.1.34 Permitted Leakage means any Leakage paid in the ordinary course of business of the Companies and/or the NewCos (e.g. payment of salaries, payment of rent, payment pursuant to commercial agreements, etc.). For clarity, no dividend declared, paid or made by the Company is included in Permitted Leakage. 1.1.35 Person means any individual (natural person), corporation, company, partnership, firm, association, trust, incorporated or unincorporated organization or other legal entity as well as any Governmental Authority. 1.1.36 Purchase Price means a fixed price of DKK 530,000,000. Page 7

1.1.37 Purchaser means Herman Miller Holdings Limited, Corporation registration No. 7200056, 5th Floor, 9-10 Market Place, London, W1W 8AQ, United Kingdom. 1.1.38 Purchaser’s Representations and Warranties means the representations and warranties contained in Clause 13. 1.1.39 Related Parties means Persons that are related parties (In Danish “nærstående”) pursuant to the definition in section 2 of the Danish Insolvency Act in force at any time or another similar provision. 1.1.40 Release Date has the meaning set forth in Clause 14.9.1. 1.1.41 Retained Amount has the meaning set forth in Clause 14.9.1. 1.1.42 Schedules means the schedules of this Agreement. 1.1.43 Selected Sales Companies means the following: • Nine United Germany GmbH, company reg. no. HRB154980B, Auguststraße 19, 10117 Berlin, Germany; • Nine United Brand & Design AG, company reg. no. CHE-440.919.443, Feldeggstrasse 2, 8152 Glattbrugg, Switzerland; • Nine United NL BV, company reg. no. 62445928, Aalsmeerderdijk 640, 1435BW Rijsenhout, Netherlands; • Nine United Belgium BVBA, company reg. no. 0697955085, Hofstraat 24, 2000 Antwerpen, Belgium; • HAY Italy s.r.l., company reg. no. 03658981208, Via Braglia 21, 40024 Castel San Pietro Terme, Italy; • Nine United Trading Spain S.L., company reg. no 000513840, C/ Argelia 2, Churriana, 29140 Malaga, Spain; and • Nine United UK Ltd., company reg. no 09304592, 16 Queen Anne's Gate, Queen Annes Gate, London, SW1H 9AA United Kingdom. 1.1.44 Seller means Nine United A/S, Company reg. no. (CVR) 25 93 44 58, Havnen 1, 8700 Horsens, Denmark. 1.1.45 Seller’s Bank Account means a bank account with Nordea Bank Denmark (IBAN: DK4820005655757866, SWIFT: NDEADKKK). Page 8

1.1.46 Seller’s Knowledge means the actual knowledge that Line S. Lauridsen, Mogens Madsen and the Seller’s Ultimate Owner as well as the Seller's advisers (who have been involved in the Transaction), and knowledge which such persons ought to have if they had made due inquiry. 1.1.47 Seller’s Representations and Warranties means the representations and warranties contained in Schedule 11.1. 1.1.48 Seller’s Specific Indemnities means the indemnities contained in Clause 12. 1.1.49 Seller’s Ultimate Owner means Troels Holch Povlsen. 1.1.50 Shared Services Agreements has the meaning set forth in Clause 2.5.2. 1.1.51 Shareholders’ Agreement means the shareholders’ agreement entered into on 7 June 2018 between the Parties and Holdingselskabet, setting out the mutual rights and obligations of the Parties and Holdingselskabet as shareholders in the Company in regard to their ownership of shares in the Company. 1.1.52 Shareholders’ and Option Agreement has the meaning set forth in Clause 4.1.2. 1.1.53 Shares means the Seller’s fully paid-up shares in the Company of a nominal value of DKK 1,530,000 and equal to thirty-four percent (34%) of all of the Company's issued and outstanding share capital. For the record it is noted that the convertion of the Company from a public limited company into a private limited company, cf. Clause 7.2, will not affect the nominal value of the percentage of the Shares. 1.1.54 Signing means the Parties’ signing of this Agreement. 1.1.55 Signing Date means the date of execution of the Agreement by the Parties which takes place on 8 October 2019. 1.1.56 TAK means Nine United TAK Co., Ltd., Corporate registration No. 91310000MA1K34BX43, Room 301-57, Floor 3, Building 1, No. 38, Debao Road, Pilot Free Trade Zone, China (Shanghai). 1.1.57 Taxes means all direct and indirect taxes, whether deferred, contingent or actual, such as income tax, company tax, VAT and turnover tax and social benefits and all similar taxes, duties, customs and fees, interest, surcharges and penalties. Page 9

1.1.58 Third Party Rights means liens, encumbrances, charges, pre-emption rights, options to purchase, other options, owners' rights as well as any other right, actual or potential, of third party (including any other party than the authorised rights owner), save for the contents of the Shareholders’ Agreement. 1.1.59 Tipping Basket has the meaning set forth in Clause 14.3.1. 1.1.60 Transaction means the transfer of the Shares from the Seller to the Purchaser as contemplated by the Agreement. 1.2 The Schedules attached to the Agreement form an integral part of the Agreement. 1.3 Each Party has participated in the negotiation and drawing up of the Agreement. None of the Parties is regarded as a drafter for the purposes of interpreting the Agreement. 2. The subject-matter of the Agreement and Effective Date 2.1 With effect from the Effective Date, the Seller sells the Shares to the Purchaser, and the Purchaser acquires the Shares from the Seller on the terms and conditions set out in this Agreement. 2.2 The Shares amount to thirty-four percent (34%) of the total share capital of the Company and are transferred to the Purchaser free and clear of all Third Party Rights. The remaining shares in the Company are owned by the Purchaser and Holdingselskabet. 2.3 The Company is part of the group structure shown in the attached Schedule 2.3. 2.4 As of the Effective Date, the Purchaser shall be entitled to all benefits, and to exercise all rights, attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after the Effective Date. 2.5 Related agreements involving the Company 2.5.1 The Company (or directly or indirectly through the Company’s wholly owned subsidiaries) and the Selected Sales Companies shall at Signing enter into the asset purchase agreement attached as Schedule 2.5.1(a) (the “Asset Purchase Agreement”). Following closing of the Asset Purchase Agreement, no direct or indirect right to distribute the Hay brand shall be held by the Seller or the Seller’s Ultimate Owner, except pursuant to (i) the license agreement, dated Page 10 on or about 1 January 2017, by and between the Company and TAK, attached as Schedule 2.5.1(b), which license agreement has not been amended as of the date first set forth above, and (ii) the Asset Purchase Agreement. 2.5.2 Prior to or at Closing, on one side the Seller and on the other side some of the Companies (e.g. the Company, HAY Norway AS and HAR AS) will enter into shared services agreements, inter alia, regarding the shared use of certain services, such as IT, which is attached as Schedule 2.5.2 (the “Shared Services Agree- ments”). 3. Signing 3.1 Signing shall take place place electronically (via email) on the Signing Date. 3.1.1 On the Signing Date, the Seller has presented the following documentation to the Purchaser: (1) Evidence that the execution of the Agreement by the Seller constitutes a legal, valid and binding obligation on the part of the Seller by way of a transcript from the Danish Business Authority dated on the Signing Date, cf. Schedule 3.1.1(1); and (2) The Asset Purchase Agreement duly signed by the legal representatives of the Selected Sales Companies and the Company. 3.1.2 On the Signing Date, the Purchaser has presented the following documentation to the Seller: (1) Evidence that the execution of the Agreement by the Buyer constitutes a legal, valid and binding obligation on the part of the Buyer by way of officers certificate acknowledging that the legal representatives acting on behalf of the Buyer are duly authorised to represent and legally bind the Buyer dated on the Signing Date, cf. Schedule 3.1.2(1); and (2) The Asset Purchase Agreement duly signed by the legal representatives of the Company. 4. Shareholders’ and Option Agreement and transfer of Charity Obligation 4.1 Following Signing and prior to Closing, the Purchaser (only with respect to the Purchaser obligations) and the Seller (only with respect to all other obligations) shall ensure that: 4.1.1 The current shareholders of TAK and the Purchaser (or a company designated by the Purchaser) enter into a shareholders’ and option agreement pursuant to which (a) the two current shareholders of TAK, being Dantzer Ltd., company reg. no. 1202752, 19/F, Seaview Commercial Building, 21-24 Connaught Road West, Hong Page 11

Kong (“Dantzer”), and Fiedler Holding Limited, company reg. no. 2277799, 19/F, Seaview Commercial Building, 21-24 Connaught Road West, Hong Kong (“Fiedler”), with the following provisions: 4.1.1.1 Dantzer and Fiedler are granted rights of first refusal to acquire all or part of the Seller’s Ultimate Owner’s indirectly owned shares in TAK; 4.1.1.2 the Purchaser (or a company designated by the Purchaser) is granted a right of second refusal to purchase all or part of of the Seller’s Ultimate Owner’s indirectly owned shares in TAK proposed to be sold (at the same price as the proposed sale), provided that Dantzer and Fiedler refrain from executing their rights of first refusal; 4.1.1.3 the Purchaser (or a company designated by the Purchaser) is granted a right of first refusal to purchase all or part of of Dantzer’s and Fiedler’s shares in TAK proposed to be sold (at the same price as the proposed sale) for a period of 3 years following Closing; 4.1.1.4 Dantzer and Fiedler are granted a tag-along right, provided that the Purchaser (or a company designated by the Purchaser) acquires the Seller’s Ultimate Owner’s indrectly owned shares in TAK; and 4.1.1.5 “Nine United” is removed from the company name of TAK in the event that any of the purchase options above on the Seller’s Ultimate Owner’s indirectly owned shares in TAK are exercised. 4.1.2 The heads of terms for the shareholders’ and option agreement (the “Shareholders’ and Option Agreement”) are attached as Schedule 4.1.2. It is expressly agreed that any other terms in the Shareholders’ and Option Agreement than contained in Schedule 4.1.2 must be negotiated by the Purchaser and has no relevance in terms of this Agreement and its derliveries. Notwithstanding the afore-mentioned, the Parties shall make good faith efforts to obtain all relevant signatures prior to Closing. 4.2 Transfer of the Charity Obligation 4.2.1 During the due diligence proces and prior to completion of the transaction regarding the Purchaser’s acquisition of 33% of the shares in the Company from the Seller and Holdingselskabet which was signed and completed on 7 June 2018 (the “First Transaction”), the Parties and Holdingselskabet discussed whether the Company had entered into a charitable donation agreement under which the Page 12

Company is subject to an obligation to pay annually 3% of the Company’s annual net profit to the NineUnited-Fond, company reg. no. 38 53 65 67, up and until the end of the financial year 2024/2025 (the “Charity Obligation”). Pursuant to schedule 5.4.1 of the share purchase agreement agreement regarding the First Transaction, the Parties and Holdingselskabet agreed to have good faith discussions following closing of the First Transaction regarding the contents and future obligations for the Company in respect of the Charity Obligation. During the due diligence proces regarding this Transaction and prior to Signing, there is a pending disagreement between the Parties as to whether the Company is subject to the Charity Obligation and prior to Signing the Parties have agreed on the following: (1) Prior to the Effective Date, the Company and the NineUnited-Fond shall negotiate to resolve all future obligations on behalf of the Company with respect to the Charity Obligation by the Company making a one-off payment on the Effective Date (in addition to the payment mentioned in Clause 4.2.1(2)) to the NineUnited-Fond in the amount of DKK 19,000,000 as full and final settlement and satisfaction with respect to the Charity Obligation with effect as of the Effective Date (the “Charity Release Agreement”); and (2) the Company shall prior to the Effective Date pay 3% of the Company’s net profits for the fiscal year ended 31 July 2019 as set forth in the final Annual Report and calculated consistent with past practice to the NineUnited-Fond. 5. The Purchase Price and its payment 5.1 In return for the sale of the Shares, the Purchaser shall pay to the Seller the Purchase Price. 6. Conditions 6.1 The Parties’ obligation to complete the Transaction is subject to each of the fol- lowing conditions: 6.1.1 The Board of Directors of the Purchaser and the Seller approving the transaction. 6.1.2 The receipt of an irrevocable and unconditional waiver of the right of first refusal in the Shareholders’ Agreement of Holdingselskabet, and Holdingselskabet’s agreement that no dividend will be paid by the Company on or before the Effective Date. Page 13

6.1.3 Rolf Foged Hvidegaard Hay approving the Asset Purchase Agreement and the Charity Release Agreement in his capacity as member of the board of directors of the Company. 6.1.4 Either signing of the Charity Release Agreement (subject to the Closing hereunder) or written approval of the Charity Release Agreement by NineUnited- Fond. 6.2 The Parties undertake to make all commercially reasonable efforts to ensure that the conditions in this Clause 6 are met as soon as possible. 6.3 If the above conditions are not met before 17 October 2019, each Party shall be entitled to terminate this Agreement without the Parties being entitled to set up any Claims against each other, unless the non-performance is attributable to one Party as intentional or grossly negligent. 7. Preparation of Closing 7.1 The Closing of the Transaction will be verified by the Parties signing a closing memorandum. No later than ten (10) days prior to the Effective Date, the Pur- chaser’s lawyer will present a draft closing memorandum. No later than five (5) days prior to the Effective Date, the Seller's lawyer is obliged to have made any comments he/she may have to the draft closing memorandum. 7.2 The Parties agree that the Company and Aktieselskabet af 5/12 2018 shall be converted from public limited companies (in Danish: “aktieselskab”) into private limited companies (in Danish: “anpartsselskab”) prior to Closing. The conversions shall be adopted by the board of directors of the Company and Aktieselskabet af 5/12 2018, the Company’s and Aktieselskabet af 5/12 2018’s Articles of Association shall be amended to the effect that they comply with the requirements relating to private limited companies, and the conversions shall be registered in the IT system of the Danish Business Authority prior to Closing. Draft minutes of extraordinary general meetings for the conversions of Company and Aktieselskabet af 5/12 2018 from a public limited company into a private limited company are attached as Schedule 7.2. 7.3 Prior to Closing, the Seller shall procure that the Company, and if necessary, with the assistance of the Seller’s legal department, use all reasonably efforts to ensure that the ownership of the registration regarding the following products “About a Chair”, “About a Lounge” and “About a Stool” is transferred from the Company’s distribution partner Corporate Culture Australia Pty Ltd. to the Company. Page 14

7.4 The Seller and the Purchaser each agree that they shall not cause the Company to declare a dividend on or before the Effective Date. 8. Closing of the Transaction 8.1 Completion of the Transaction (“Closing”) shall take place electronically (via e- mail) at the Effective Date. 8.2 At the Effective Date, the Seller shall deliver the following documents against the Purchaser's simultaneous fulfilment of all its obligations set forth in Clause 8.3: 8.2.1 Approval of the Transaction from the Seller’s Ultimate Owner in his capacity as member of the board of directors of the Company. 8.2.2 Approval of the Transaction from the board of directors of the Seller. 8.2.3 The Company's register of shareholders in which the Purchaser has been registered as the owner of the Shares free of any Third Party Rights. 8.2.4 Statement from Troels Holch Povlsen stating that he retires as board member of the Company and does not have any claims against the Company as a result of his directorship. 8.2.5 A statement from the Seller’s Ultimate Owner to the effect that to its actual knowledge as of Closing niether the Seller’s Ultimate Owner, the Seller, the Selected Sales Companies or any company directly or indirectly controlled by the Seller’s Ultimate Owner have any claims against the Companies or the NewCos or the other shareholders of the Company with effect as of the Effective Date, except with respect to obligations set forth in this Agreement, the Asset Purchase Agreement, the Shared Services Agreements or any other commercial agreements between on one side the Companies or the NewCos and on the other side the Seller, the Selected Sales Companies or any company directly or indirectly controlled by the Seller’s Ultimate Owner in force prior to the Effective Date which will remain in force after the Effective Date. If any of the Seller’s Ultimate Owner, the Seller, the Selected Sales Companies and/or any company directly or indirectly controlled by the Seller’s Ultimate Owner have actual knowledge as of Closing of any claims against any of the Companies or the NewCos with effect as of the Effective Date this shall be disclosed in the statement referred to in this clause 8.2.5. For the purpose of this clause 8.2.5, “claims” means any pending disputes and not for instance undue payment if this is part of the day-to-day operations under any of the commercial agreements mentioned in this clause 8.2.5. Page 15

8.2.6 Evidence that HAY Italy s.r.l. has changed its corporate name, as needed, to cease using the name “HAY.” 8.2.7 Deliver an electronic copy of the Due Diligence Documentation to the Purchaser. 8.2.8 The Shared Services Agreements duly signed by the Seller or the respective Seller’s Related Parties. 8.2.9 The Shareholders’ and Option Agreement duly signed by Holch Povlsen Switzer- land AG, company reg. no. CHE-115.871.464, Dantzer and Fiedler. 8.2.10 The Charity Relase Agreement duly signed by the NineUnited-Fond. 8.3 At the Effective Date, the Purchaser has delivered the following documents against the Seller’s simultaneous fulfilment of all their obligations set forth in Clause 8.2: 8.3.1 Approval of the Transaction from the Purchaser’s board of directors. 8.3.2 Approval of the Transaction from the Purchaser’s designated representative on the board of directors of the Company. 8.3.3 Documentation stating that the Purchase Price has been transferred to the Seller’s Bank Account in immediately available funds at the Effective Date. 8.3.4 The Shareholders’ and Option Agreement duly signed by the Purchaser (or representatives of the company designated by the Purchaser to enter into the Shareholders’ and Option Agreement). 8.3.5 The Charity Release Agreement duly signed by the Company. 8.3.6 A statement from each of the Purchaser and the Company to the effect that to their actual knowledge as of Closing none of the Companies or the NewCos have any claims against any of the Selected Sales Companies, the Seller, the Seller’s Ultimate Owner and/or any company directly or indirectly controlled by the Seller’s Ultimate Owner with effect as of the Effective Date, except with respect to obliga- tions set forth in this Agreement, the Asset Purchase Agreements, the Shared Services Agreements or any commercial agreements between on one side the Companies or the NewCos and on the other side any of the Selected Sales Com- panies, the Seller, the Seller’s Ultimate Owner and/or any company directly or indirectly controlled by the Seller’s Ultimate Owner in force prior to the Effective Page 16

Date which will remain in force after the Effective Date. If any of the Purchaser and/or the Company have actual knowledge as of Closing of any claims against any of the Selected Sales Companies, the Seller, the Seller’s Ultimate Owner and/or any company directly or indirectly controlled by the Seller’s Ultimate Owner with effect as of the Effective Date this shall be disclosed in the statement referred to in this clause 8.3.6. For the purpose of this clause 8.3.6, “claims” means any pending disputes and not for instance undue payment if this is part of the day-to- day operations under any of the commercial agreements mentioned in this clause 8.3.6. 8.3.7 The Shared Services Agreements duly signed by the Company, HAY Norway AS and HAR AS. 8.4 The actions specified in Clauses 8.2 and 8.3 are considered as being performed simultaneously to the effect that none of the actions are considered as having been performed before all actions have been performed or a Party has waived the other Party's performance thereof. 8.5 In the event that the Seller fails to fulfil its obligations under Clause 8.2 or if the Purchaser fails to fulfil its obligations under Clause 8.3, the other Party is entitled (i) to rescind (in Danish: “hæve”) the Agreement and (ii) to be indemnified by the Party failing to fulfil its obligations under Clause 8.2 or Clause 8.3, as the case may be, for any Loss incurred due to such failure. 9. Post Closing 9.1 General meetings 9.1.1 The Purchaser shall on the Effective Date or as soon as reasonably possible thereafter procure the holding of general meeting of shareholders of the Company for the purpose of electing a new member of the board of directors of the Company. 9.1.2 The Purchaser undertakes immediately following Closing to notify the relevant business authority (in Danish: “Erhvervsstyrelsen”) of the resignation of Troels Holch Povlsen in his capacity as a member of the board of directors of the Company, HAY Norway AS and HAY STUDIO Ltd. 9.2 Registration of transfer of Shares with public register of shareholders. Page 17

9.2.1 The Purchaser shall procure that the Company on the Effective Date or as soon as reasonably possible thereafter procure that the new ownership of the Shares is duly recorded in the Danish Public Register of Shareholders (in Danish: “Det Offentlige Ejerregister” and “register over reelle ejere”) at the webpage www.virk.dk. 10. The Purchaser's examinations 10.1 Prior to the Effective Date, the Purchaser and its advisers have had the opportunity to examine the commercial, financial, legal and other matters of the Companies through a virtual data room during the period from 11 September 2019 up until and including the Signing Date. The material which the Purchaser has had opportunity to examine has been copied to a USB stick which is handed over to the Purchaser and the Seller in connection with the completion of the Transaction. A list of the material copied to the USB stick is attached in Schedule 10.1. 10.2 As part of its due diligence, the Purchaser has had opportunity to ask questions to the Seller in writing and to interview relevant employees of the Company. A list of written questions and answers is also included in Schedule 10.1. 11. The Seller’s Representations and Warranties 11.1 As at the Effective Date, the Seller provides the representations and warranties contained in Schedule 11.1 in favour of the Purchaser. 11.2 The Seller's Representations and Warranties are provided with effect as at the Effective Date on an objective basis, i.e. without regard to the Seller’s actual knowledge. Except for the Seller’s Specific Indemnities, the Seller’s Representations and Warranties are the Seller’s complete and only representations and warranties and the Purchaser shall not rely on any other representations, warranties, assumptions or expectations – whether express or implied – except as expressly set out in this Agreement. 11.3 The Seller’s Representation and Warranties are not limited by any knowledge of the Purchaser and its advisors whatsoever, including such knowledge which have been obtained on the basis of the Due Diligence Documentation. 12. The Seller’s Specific Indemnities 12.1 In addition to the Seller’s’ Representations and Warranties the Seller provides the below indemnities in Clauses 12.2-12.6.1 (the “Seller’s Specific Indemnities”) in favour of the Purchaser as at the Effective Date. The Seller’s Specific Indemnities concern matters of which the Purchaser has had notice prior to the Page 18

Effective Date, and thus the Seller’s Specific Indemnities are not limited by any knowledge of the Purchaser and its advisors whatsoever. 12.2 Tax 12.2.1 No special Tax relief, Tax exemption, Tax incentive or the like enjoyed by any of the Companies may be changed or reversed as a result of circumstances attributable to the activities of the Companies prior to the Effective Date or as a result of the conclusion of the Agreement. 12.2.2 All income tax returns and reports relating to Tax which must be filed prior to the Effective Date by or on behalf of the Companies and the NewCos have been duly filed with the relevant authority and were correct and complete, and any information which must be filed for the purpose of correct Tax assessment has been filed. All due Tax payable by and imposed on the Companies and the NewCos has been paid in full. 12.2.3 The required and sufficient provisions for any kind of Tax payable but not yet due as at the date of the Annual Accounts have been made in the Annual Reports. 12.2.4 No transactions, agreements or measures have been made or taken where the primary object was tax arbitrage, and no transactions, agreements or measures constitute illegal tax evasion. 12.2.5 To the extent that the Companies or the NewCos have not met the applicable requirements of transfer pricing documentation and continuously complied with the prepared transfer pricing documentation, e.g. intragroup trading has taken place in accordance with the transfer pricing rules in force, there will be no Loss for the Purchaser, the Companies and/or the NewCos, except for ordinary consultancy costs for preparing such transfer pricing documentation. 12.2.6 The Companies have reported the Companies' historical tax losses to the Danish tax authorities, to the effect that the Danish tax authorities cannot refuse use of deferrable tax losses for the period preceding the Effective Date on the grounds that notification has not taken place in compliance with the provisions of Danish tax law. 12.2.7 The pre-Closing restructuring of shares regarding Hay Norway AS and Nine United STUDIO UK Ltd. have been carried out on arm’s length terms and will not result in any adverse Tax consequences for any of the Companies. Page 19

12.2.8 No Governmental Authority is entitled to make any claim against any of the Companies due to the Companies’ historical credit relief for foreign taxes. 12.2.9 No Governmental Authority is entitled to make any claim against the Companies regarding withholding Taxes concerning the Companys’ royalty payments. 12.3 No Leakage 12.3.1 During the period from 7 June 2018 to the Effective Date there has been no Leak- age. 12.4 No charitable commitments 12.4.1 As of the Effective Date, save for the Charity Obligation, none of the Companies nor the NewCos shall have any liability or other obligation to make any charitable contribution or other payment after the Effective Date which one or more of the Seller, any company directly or indirectly controlled by the Seller’s Ultimate Owner or the Seller’s Ultimate Owner have had anything to do with. 12.5 No liability regarding prior operation of the Selected Sales Companies 12.5.1 Apart from the Asset Purchase Agreement, none of the Companies or the NewCos shall have any liability or other obligation related to the operation of the business of the Selected Sales Companies. 12.6 IPR 12.6.1 The Company’s failure to comply with the obligations set out in Clause 7.3, will not result in any Loss for the Companies. 13. The Purchaser's Representations and Warranties 13.1 The Purchaser represents and warrants (the "Purchaser’s Representations and Warranties") to the Seller as set out in Clauses 13.1-13.5. The representations and warranties set out in Clauses 13.1-13.5 are the Purchaser's complete and sole representations and warranties and no other representations and warranties have been provided by the Purchaser pursuant to the Agreement. The Seller shall not rely on any other representations, warranties, assumptions, expectations or agreements – whether express or implied – except as expressly set out in this Agreement. The Purchaser's Representations and Warranties are given with effect as of the Effective Date. Page 20

13.2 Due authorisation and binding obligations 13.2.1 The Purchaser validly exists and is registered, having capacity to carry on its business, to sue and be sued, to hold its own assets and to enter into the Agreement and perform its obligations hereunder. The Purchaser has made all acts required to be made under the Purchaser’s Corporate Documents and applicable law to enter into the Agreement and perform its obligations hereunder. No consent from any shareholder, creditor or any other Person, or notification to or registration with any court of law or administrative body is required in connection with the execution and performance of the Agreement, except as set out in the Agreement. 13.2.2 The Agreement is valid and binding on the Purchaser and is enforceable against the Purchaser in accordance with its terms, except where enforceability is prohibited or restrained by applicable bankruptcy and insolvency law or similar legislation generally affecting the enforceability of creditors’ rights. 13.3 No breach 13.3.1 Neither the execution nor the performance of the Agreement conflicts with or constitutes a breach of: (1) the Purchaser’s Corporate Documents; (2) any material judgement, decision or order of any court, arbitration tribunal or Governmental Authority which includes or binds the Purchaser; (3) any law or regulation applicable to the Purchaser; or (4) any material agreement or obligation binding upon the Purchaser. 13.4 No disputes 13.4.1 No claim, lawsuit, legal or other proceeding is pending or to the Purchaser's knowledge threatened against the Purchaser or its assets before any court, arbitration tribunal, or administrative body which, if adversely decided, would prevent or delay the Purchaser's consummation of the Agreement. 13.5 Payment guarantee Page 21

13.5.1 The Purchaser has, and will during the period until and including Closing have, at its free disposal the amount necessary for the Purchaser to settle its payment obligations at Closing, cf. Clauses 5.1 and 8.3.3. 14. Indemnification 14.1 Breach of the Agreement 14.1.1 Either Party shall indemnify the other Party in compliance with the general rules of Danish law from any Loss suffered by the other Party as a result of a Breach. Notwithstanding the above, the clarifications and modifications specified in Clauses 14.2-14.9 shall apply in regard to Claims concerning a Breach of the Seller’s Representations and Warranties and the Seller’s Specific Indemnities (except as otherwise provided below). 14.1.2 The Seller has no obligation to indemnify the Purchaser with respect to information in the Due Diligence Documentation relating to future commercial risks, business plans, budgets, forecasts or similar commercially forward-looking matters. 14.1.3 In case of a Breach of any of the Seller’s Representations and Warranties, the Seller’s Specific Indemnities or this Agreement, the Seller shall in accordance with this Agreement indemnify the Purchaser for any Loss related to such Breach. 14.1.4 For a period of twenty (20) Banking Days following receipt of a Claim Notice (as defined in Clause 14.5.1 below) from the Purchaser, the Seller is entitled to remedy the Breach. If, and to the extent, the Seller remedies the Breach, the Seller’’ obligation to indemnify the Purchaser for said Breach will cease. 14.2 Calculation of Claims 14.2.1 All Claims must be compensated by cash payment, however, the Purchaser is entitled to Claim specific performance instead of financial compensation in case of Breach of the Fundamental Representations and Warranties. 14.2.2 Any payment from the Seller to the Purchaser under Clause 14.1.1 is regarded as a reduction of the Purchase Price. 14.2.3 Losses are calculated at the ratio of DKK 1 to DKK 1 without consideration of any multiples under which the Purchase Price has been calculated. 14.2.4 When calculating the Purchaser's Loss, any amount and value of other benefits obtained (after deduction of costs and expenses such as self insurance) by the Page 22

Companies and the NewCos (valued on the basis of Purchaser’s thirty-four percent (34%) interest purchased hereunder) or the Purchaser as a result of the event giving rise to the Claim must be deducted from the Purchaser's Claim against the Seller, including: (1) Tax savings which the Purchaser and/or the Companies or the NewCos have obtained; and (2) insurance payments received by the Purchaser and/or the Companies or the NewCos. 14.2.5 In the event that the Purchaser - following payment by the Seller of any amount of indemnification to the Purchaser - receives payment or enjoys a benefit (after deduction of costs and expenses such as self insurance) from a third party relating to the same Breach in accordance with Clause 14.2.4, the Purchaser shall reimburse the Seller an amount corresponding to such net amount or benefit to the Seller (not exceeding the amount of indemnification paid by the Seller to the Purchaser) plus Interest from the time of the Purchaser's receipt of the amount or benefit from such third party. 14.2.6 The Purchaser shall use all reasonable efforts to use its influence in the Company in order to avoid and to mitigate all Loss arising from a Breach. If and to the extent that the Purchaser fails so to avoid and mitigate the Loss, the Seller shall be relieved from their obligation to indemnify the Purchaser. 14.2.7 The Seller has no obligation to indemnify the Purchaser for any Loss caused by (i) any change in applicable laws or regulations after the Effective Date including any change in Tax rates, (ii) any change in the Companies’ or the NewCos’ accounting principles adopted after the Effective Date; or (iii) the Purchaser's, the Companies’ and the NewCos’ actions or omissions after Closing. 14.2.8 The Seller has no obligation to indemnify the Purchaser for any Loss incurred by the Purchaser if and to the extent specific provisions or write-offs are made in respect thereof in the Annual Reports. 14.3 Minimum Limit, Tipping Basket and Maximum Limit 14.3.1 If the Purchaser is entitled to set up Claims of indemnification for Breach of the Seller’s Representations and Warranties and/or the Seller’s Specific Indemnities (but excluding the Seller’s Specific Indemnities in Clauses 12.2.9, 12.4.1 and 12.5.1), such a Claim may only be set up if each Claim exceeds DKK 530,000 (the “Minimum Limit”), and if the Claim or all the Claims that individually exceed the Page 23 minimum limit of DKK 530,000 collectively exceed DKK 5,300,000 (basket). In the event the abovementioned thresholds in this Clause 14.3.1 are reached, the Seller shall be liable in respect of the aggregate amount of such Claim from the first DKK 1.00 (the “Tipping Basket”). 14.3.2 The Seller’s total obligation to indemnify the Purchaser from Breach of the Seller’’ Representations and Warranties and the Seller’s Specific Indemnities (but excluding the Seller’s Specific Indemnity in Clause 12.4.1), shall not under any circumstances exceed, in the aggregate, DKK 39,683,000 (the “Maximum Limit”). 14.3.3 Series of Claims (i.e. Claims arising out of the same event or of several similar events) are regarded as one Claim according to the Minimum Limit of DKK 530,000 specified in Clause 14.3.1. 14.3.4 The limits specified in Clauses 14.3.1-14.3.3 do not apply to the Fundamental Representations and Warranties but do apply to the Seller’s Specific Indemnities (except when it is otherwise set forth above that such limits do not apply to the Seller’s Specific Indemnities). 14.4 Time-barring 14.4.1 Except with respect to the specific other Clauses of this Agreement described in Clauses 14.4.2-14.4.3, the Seller’s obligation to indemnify the Purchaser from Breach of the Seller’s Representations and Warranties becomes time-barred (i) in accordance with the provisions of Clause 14.5; or (ii) within fifteen (15) months after the Effective Date. 14.4.2 The Seller has no obligation to indemnify the Purchaser for a Loss resulting from Breach of the Fundamental Representations and Warranties, if the Purchaser fails to give notice to the Seller of such Claims prior ten (10) years after the Effective Date. 14.4.3 The Seller has no obligation to indemnify the Purchaser for a Loss resulting from Breach of the Seller’s Specific Indemnities set forth in Clauses 12.2, 12.4.1 and 12.5.1, if the Purchaser fails to give notice to the Seller of such Claims prior to the date falling three (3) months after expiry of the statutory limitation period applicable to the underlying claim to which the Claim refers. Except with respect to the specific Seller’s Specific Indemnities described above, the Seller has no obligation to indemnify the Purchaser for a Loss resulting from Breach of the other Seller’s Specific Indemnities, if the Purchaser fails to give notice to the Seller of Page 24 such Claims prior to fifteen (15) months after the Effective Date. It is intentional that this period equals the period in Clause 14.4.1. 14.5 Notice of Claims 14.5.1 In the event that the Purchaser wishes to make a Claim against the Seller or in the event that the Purchaser acquires knowledge of a matter which may give rise to a Claim against the Seller, the Purchaser shall give notice (a "Claim Notice") to the Seller within sixty (60) Banking Days after the Purchaser appointed member and/or observer of the Company’s board of directors acquiring knowledge of the matter giving rise to such Claim or possible Claim. 14.5.2 In the event that the Purchaser fails to give a Claim Notice to the Seller in due time, cf. Clause 14.5.1, the Seller’s obligation to indemnify the Purchaser will cease in respect of the relevant matter. 14.5.3 A Claim Notice must contain a description in reasonable detail of the Claim and the factual and legal basis of the Claim as well as the amount of the Claim (estimated if necessary). 14.5.4 The Purchaser shall keep the Seller informed of the status, development and other relevant information concerning a Claim. 14.5.5 In the event that the Seller rejects (in part or in full) any obligation to indemnify the Purchaser in respect of a Claim, the Seller shall notify the Purchaser thereof in writing. In such case, the Purchaser must commence arbitration proceedings in respect of the Claim (or such part thereof which the Seller has rejected) within three (3) months of the Purchaser's receipt of the Seller’s rejection notice, failing which the Seller’s obligation to indemnify the Purchaser in respect of the Claim (or the relevant part thereof) will automatically cease. 14.6 Third party claims 14.6.1 This Clause 14.6.1 applies in circumstances where: (1) a claim is made by a third party against the Purchaser or the Companies or the NewCos which has given rise or may be expected to give rise to a Claim by the Purchaser against the Seller under the Seller’s Representations and Warranties or the Seller’s Specific Indemnities; or (2) the Purchaser or the Companies or the NewCos have made or may be expected to make a claim against a third party in respect of matters for Page 25 which the Purchaser has made or may be expected to make a Claim against the Seller under the Seller’s Representations and Warranties or the Seller’s Specific Indemnities. 14.6.2 In the circumstances described in Clause 14.6.1 and provided that the Seller beforehand has accepted to be under an indemnification obligation with respect to the Claim concerned in accordance with this Clause 14, the Purchaser shall (and the Purchaser shall contribute to that the Companies and the NewCos will): (1) keep the Seller informed of all relevant matters pertaining to such claim, including written communication and discussions with the relevant third party and give the Seller and their advisors access to the material pertaining to such claim, optionally with the exception of confidential paragraphs, and to a reasonable extent consult with the Purchaser’s and the Companies’ and the NewCos’ employees and advisors relevant in the context of such claim; and (2) take any such reasonable action requested by the Seller, including the instruction of professional advisors nominated by the Seller and who is acceptable to the Purchaser, such accept not to be unreasonably withheld, to act on behalf of the Purchaser, the Companies and the NewCos, provided that the expenses incurred in this connection are reasonable, to make, defend or settle any such claim raised by or against a third party as referred to in Clause 14.6.1(1) or Clause 14.6.1(2). 14.7 No other remedies for Breach of the Agreement 14.7.1 The Parties waive the right to Claim remedies for Breach other than those specified above in this Clause 14 (and the limits stated herein), including the right to terminate the Agreement or to Claim a proportional reduction. 14.8 Intent 14.8.1 The limits specified in Clause 14.3 with respect to the remedies for Breach of the Parties do not apply in the event of intent (except in the event that such issue, information or circumstance was fairly disclosed in the Due Diligence Documenta- tion or within the Purchaser’s knowledge), however they do apply in the event of gross negligence. In the event of intent, the Seller’s obligation to indemnify the Purchaser from non-performance of the Seller’s Representations and Warranties or the Seller’s Specific Indemnities becomes time-barred at the latest of the following dates: (i) the date of time barring under Clause 14.4 and (ii) the date of time barring pursuant to the provision of the Danish Limitations Act on time barring. Page 26

14.9 The Purchaser's security for Claims under the Seller’s Representations and Warranties and the Seller’s Specific Indemnities 14.9.1 In security of any Claims of the Purchaser against the Seller relating to Breach of the Seller’s Representations and Warranties and the Seller’s Specific Indemnities, the Seller undertakes to retain and maintain, free and clear of Third Party Rights, an amount equal to ten (10)% of the Purchase Price in cash and/or cash equivalents such as liquid, publicly-traded equity (the “Retained Amount”) until the later of (i) 5 years after Closing, and (ii) the final settlement of any Claims made by the Purchaser in accordance with the provisions of the Agreement (the “Release Date”) as security for the payment of any Claims that the Purchaser may have under the Agreement. If the Seller at any time before the Release Date fails to retain the Retained Amount, the Seller’s Ultimate Owner shall be directly and personally liable for an amount equal to the shortfall of the Retained Amount. 15. Restrictive covenant 15.1 For a period of thirty-six (36) months after the Effective Date, the Seller and the Seller’s Ultimate Owner will not directly or indirectly interfere with any of the Companies’ and the NewCos’ relationships with their suppliers and/or designers of products in the HAY portfolio if such interference by the Seller and/or the Seller’s Ultimate Owner materially and adversely affect the Companies’ or the NewCos’ business relation with the suppliers or designers concerned and such interference by the Seller and/or the Seller’s Ultimate Owner is the main purpose of the action (the Purchaser acknowledges and agrees that for instance a change in standard commercial terms generally applied to all business relationships or other commercially drive decisions shall not be deemed to have material and/or adverse affects on the business relations of the Companies and the NewCos). Subject to this Clause 15.1, the Purchaser acknowledges and agrees that the Seller and the Seller’s Ultimate Owner shall, following Closing, be entitled to com- pete with the business of the Companies and the NewCos as such business was conducted immediately prior to the Effective Date, including, without limitation, that the Seller and/or the Seller’s Ultimate Owner, inter alia, shall be entitled to for instance acquire or invest in a supplier and/or designer of any of the Compa- nies or the NewCos. 15.2 Non-compliance with this restrictive covenant clause obliges the party in Breach to pay an agreed penalty of DKK 1,500,000 to the Purchaser for each Breach. If the Breach consists in bringing about or continuing a situation, including, without Page 27 limitation, maintaining a customer relationship, each commenced month in which the situation is maintained will be regarded as one Breach. 15.3 Payment of the agreed penalty does not mean that the obligations no longer apply, and in addition to the agreed penalty the Purchaser is entitled to prevent any wrongful conduct by means of an injunction. An injunction may be issued without provision of security. 15.4 If the Purchaser finds that the Seller or Seller’s Ultimate Owner does not comply with the restrictive covenant in this Clause 15, the Purchaser shall send a written notice of Breach to the Seller within thirty (30) days after the Purchaser became aware or ought to have become aware of the Breach. The notice must set forth the facts that have caused the alleged non-compliance with Clause 15. Following the Seller’s receipt of said notice, Seller and/or Seller’s Ultiamte Owner shall be entitied to cease the activities and thereby remedy said Breach within fourteen (14) Banking Days, if possible, without paying the agreed penalty pursuant to Clause 15.2. 15.5 The remedies stated in this Clause 15 are the Purchaser’s exclusive remedies in case of a Breach of this Clause 15. 16. Other provisions 16.1 Costs 16.1.1 The Parties each pays their own costs regarding the negotiation, drafting and conclusion of the Agreement. 16.2 Interest 16.2.1 Any payment which the Seller and/or the Seller’s Ultimate Owner are obligated to pay to the Purchaser under the Agreement shall include payment of Interest from (but not including) the due date set out in regard to such payment and until and including the date of payment. 16.3 Counterparts 16.3.1 The Agreement is executed in two (2) identical counterparts of which the Purchaser and the Seller receives one original counterpart. 16.4 Notices Page 28

16.4.1 Any notice required to be given under this Agreement must be in writing and as regards the Seller addressed to: Nine United A/S Havnen 1 8700 Horsens Denmark Attn.: Troels Holch Povlsen, thp@nineunited.com with a copy to Bech-Bruun Law Firm P/S Værkmestergade 2 8000 Aarhus Denmark Attn.: Søren Kamp Nørbæk, sno@bechbruun.com and to the following as regards the Purchaser: Herman Miller Holdings Limited 5th Floor, 9-10 Market Place London, W1W 8AQ United Kingdom Attn.: General Counsel, Jackie Rice jackie_rice@hermanmiller.com with a copy to Herman Miller, Inc. 855 East Main Avenue PO Box 302 Zeeland, Michigan 49464 United States of America Attn.: General Counsel, Jackie Rice jackie_rice@hermanmiller.com and with a copy to Andersen Partners Jernbanegade 31 6000 Kolding Denmark Attn.: Michael Roschmann Skovgaard, mrs@andersen-partners.dk Page 29 unless the individual Party gives notification of another addressee. Unless otherwise agreed, any notice required to be given under this Agreement will be regarded as having been duly given if it is in writing and delivered or sent by registered and stamped mail to the above addressees or if receipt thereof is otherwise acknowledged. 16.5 Confidentiality and publication 16.5.1 Subject to Clauses 16.5.2 and 16.5.4, each Party shall treat as strictly confidential all Confidential Information. Confidential Information comprises (i) the terms and conditions of the Agreement, (ii) information concerning the other Party and its business and affairs obtained from the other Party in connection with the negotiations regarding the Agreement and its execution and performance and (iii) with respect to the Seller and subject to Closing being completed, information concerning the Companies and the NewCos and their businesses and affairs. 16.5.2 Each Party may, however, disclose information which would otherwise be Confidential Information in the event that: (1) it is required by law or by a court of competent jurisdiction; (2) it is required by any securities exchange, administrative body or other Governmental Authority, whether or not the requirement for information has the force of law; (3) disclosure is made as a normal part of the preparation of the accounts and/or other financial reports; (4) disclosure is made as a usual part of a due diligence review, however, provided that the parties to whom disclosure is made are subject to customary confidentiality undertakings; (5) disclosure is made to its affiliates and/or its or their legal or financial advisers or banks, if such advisers or banks are under a legal obligation to treat such information as confidential; (6) for the purpose of enforcing any right or complying with any obligation under this Agreement, including, to the extent required or appropriate, for the purpose of any arbitration proceedings pursuant to Clause 17.2; Page 30

(7) the information has come into the public domain through no fault of the relevant Party or any of its authorized recipients under Clause 16.5.2(5); or (8) the other Party has given its prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed. 16.5.3 Any disclosure pursuant to Clause 16.5.2(2) requires prior notice to and consultation with the other Parties to the extent permitted by law. 16.5.4 The Parties shall agree on the date and the substance of the announcement of the signing of the Agreement to the public and the Companies' and the NewCos’ employees upon due consideration of the Purchaser’s groups obligations pertaining to stock exchange law and regulation. 16.6 Omission to enforce rights 16.6.1 A Party's omission in a specific situation to enforce a right under this Agreement will not limit such Party's right to exercise its right in compliance with the provisions of the Agreement in another situation, e.g. a later similar situation (except as expressly set out in this Agreement). 16.7 Entire agreement 16.7.1 This Agreement constitutes the sole understanding of the Parties with respect to the subject matter hereof and supersede all prior oral or written discussions and agreements regarding the subject matter hereof, including, but not limited to, the draft term sheet discussed by the Parties. 16.8 Changes to the Agreement 16.8.1 Should the Parties agree to amend this Agreement, such agreement must be made in writing. 16.9 Assignment of rights and obligations 16.9.1 Neither Party may transfer or assign the Agreement or any of its rights or obligations hereunder to any third party – whether in ownership or as security – without the prior approval of the other Party save by operation of law. 16.10 Invalid or unenforceable terms Page 31

16.10.1 If a provision of the Agreement or part thereof becomes invalid or unenforceable, the validity or enforceability of the remaining provisions of the Agreement will not be affected. In such case, the Parties shall endeavour to negotiate in good faith any necessary adjustments of this Agreement in order to secure their basic interests and main objectives prevailing at the Effective Date. Failing an agreement between the Parties on necessary adjustments of the Agreement, such adjustments shall be made by arbitration in accordance with Clause 17.2. 17. Disputes 17.1 Any dispute arising out of or in connection with this Agreement, including disputes regarding the existence or validity of the Agreement must be settled pursuant to Danish law, with the exception of any conflict of laws rules, which may lead to the application of other law than Danish law and/or CISG. 17.2 Any disputes, which cannot be amicably settled by the Parties, shall be settled with binding and final effect by arbitration administrated in English by the Danish Institute of Arbitration in accordance with the rules of arbitration procedure adopted by the Danish Institute of Arbitration and in force at the time of filing of the arbitration case. If the Parties so agree, the dispute may be settled by one (1) arbitrator appointed by the Danish Institute of Arbitration. In other cases, the dispute shall be settled by three (3) arbitrators, whereas each Party involved in the arbitration case appoints an arbitrator, and the Danish Institute of Arbitration appoints the chairman of the arbitration tribunal. If a Party has not appointed an arbitrator within twenty (20) Banking Days of that Party having filed or received Notice of the request for arbitration, the Danish Institute of Arbitration will also appoint such arbitrator. 17.3 The place of arbitration shall be Copenhagen, Denmark. 17.4 The Parties are obliged to keep secret the arbitration proceedings and the award. ________ SIGNATURES FOLLOW ON THE NEXT PAGE Page 32

IN WITNESS WHEREOF, the Parties have entered into this Agreement effective as of the Effective Date. As the Seller: On behalf of Nine United A/S: __________________________ Troels Holch Povlsen Chairman of the board of directors As the Purchaser: On behalf of Herman Miller Holdings Limited: __________________________ __________________________ David Lutz Robert Woodbridge Director Director Effective as of the Effective Date, the obligations specified in Clauses 2.5.1, 14.9, 15 and 17 are hereby accepted and undertaken by the Seller’s Ultimate Owner: __________________________ Troels Holch Povlsen